UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 2, 2017 (October 27, 2017)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01     Entry into a Material Definitive Agreement.

On October 27, 2017, Learning Tree International USA, Inc. (“Learning Tree USA”), a subsidiary of Learning Tree International, Inc. (“Learning Tree” or the “Company”), and PRIM 1801 ROCKVILLE PIKE, LLC (“Landlord”) executed the Third Amendment to Leasing Agreement for its Education Center located in Rockville Maryland, extending the lease term scheduled to expire on October 31, 2017 to February 29, 2020 (the “Third Amendment”). A summary of the key provisions of the Third Amendment is as follows:

●	The amount of square footage leased for the Rockville Education Center has been reduced from 25,976 rentable square feet to 7,011 rentable square feet;
●	The lease term was extended to February 29, 2020;
●	The base rental rate was adjusted to $32.50 per square foot, which amount will escalate at a rate of 3% per year over the term.
●	A rent abatement of two months was provided by the landlord to Learning Tree USA.

With the reduction in square footage, the Rockville Education center will be reduced from the current eleven classrooms to five smaller classrooms with a minimal amount of renovation work. The foregoing summary of the Third Amendment is qualified in its entirety by the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the previously announced lease agreement assignments by Learning Tree International Limited, a company incorporated under the laws of the United Kingdom (“Learning Tree Limited”) and subsidiary of Learning Tree, Learning Tree Limited continued to occupy and lease the ground and the basement floors in the Euston House building in London, England. In order to continue to offer instructor-led IT and Management training courses as it has for the past 18 years at the Euston House location, Learning Tree Limited is renovating these two remaining floors in the Euston House to include sufficient classrooms and support facilities (“Euston House Renovation”). The Euston House Renovation is expected to cost approximately £525,000.00, which amount is being financed by Learning Tree Limited by entering into lease financing agreements with separate lenders. Learning Tree previously reported financing £400,000.00 by entering into substantially identical lease financing agreements that are titled “Non Regulated Rental Agreements” (“Financing Agreement(s)”) with three lenders. As of the date hereof, Learning Tree Limited signed a fourth lease Financing Agreement with another lender for financing that has been funded to Learning Tree Limited in the amount of £50,000.00 (the “Fourth Financing”). The terms of the Financing Agreement for the Fourth Financing are substantially the same as the previous three financings that were previously reported by the Company.

The Financing Agreement for the Fourth Financing is for a minimum of 36 months (the “Minimum Period”) with an annual interest rate of approximately 7.5%, which results in a monthly payment of £1,595, plus payment of all applicable value added taxes for such financing. The Minimum Period may be extended beyond the initial 36-month period at the monthly payment rate, unless written notice of cancellation is provided by Learning Tree Limited one month prior to the end of the Minimum Period. The Financing Agreement may be terminated prior to the end of the Minimum Period by providing at least one month’s prior written notice or if there occurs a default of such Financing Agreement. In the event of an early termination or a default of the Financing Agreement, a termination payment will be payable to the lender that is comprised of (i) payment of all amounts due to the lender prior to the date of termination, plus (ii) the amount of the remaining payments for the Minimum Period less a 3% discount per year on the amount of each monthly payment; plus (iii) all other costs and expenses incurred by the lender to repossess, insure, refurbish and dispose of the equipment and materials; plus (iv) amounts to compensate the lender for losses as a result of the total loss of equipment or if such equipment is not returned in the agreed upon condition resulting in the lender being unable to sell such equipment for the full amount of its unrecovered investment in the residual value of such equipment.  A default and termination under the terms of the Financing Agreement may occur if the lender provides written notice to Learning Tree Limited of such matters as: (1) a failure to timely make a monthly payment or payment of any other sum due under the Financing Agreement, (2) an untrue statement, representation, warranty or false statement has been provided to the lender; (3) failure to comply with the terms of the Financing Agreement; (4) equipment or materials are taken to settle a debt or judgment or another event happens that prejudices the lenders interest in the equipment and materials financed; (5) a bankruptcy petition or administration order is presented against Learning Tree Limited or other insolvency proceedings or liquidation occurs; or (6) a change in voting control of Learning Tree Limited or any holding party occurs.

Under the terms of the Financing Agreement for the Fourth Financing, the equipment and other materials for the Euston House Renovation are purchased from the equipment and materials suppliers with the financing received by Learning Tree Limited from the lenders with such lender retaining ownership of the purchased equipment and materials financed. The terms of the Financing Agreement requires that Learning Tree Limited: (i) select the equipment and materials and make sure of their suitability for Learning Tree Limited; (ii) maintain and be responsible for such equipment and materials; (iii) keep the equipment and materials in the possession of Learning Tree Limited at the Euston House location; and (iv) insure the financed equipment. In addition, Learning Tree Limited is not permitted to transfer the benefit of the Financing Agreement or otherwise do anything that affects the rights of the lender to the equipment and materials to which this financing relates, including without limitation restricting the use of any equipment or materials as collateral or security for a future debt obligation of Learning Tree Limited or otherwise selling or disposing of such equipment.  Learning Tree Limited provides the lender with indemnification in the Financing Agreement from and against losses, damage, claims and demands that the lender may incur that arises out of the possession or use of the equipment and materials financed or the Financing Agreement, except where such losses arise from death or personal injury caused by the lender’s negligence.

 Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Third Amendment to Deed of Lease between Learning Tree International USA, Inc. and PRIM 1801 ROCKVILLE PIKE, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 2, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)